================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                            _______________________

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  JULY 22, 1999


                           RELIASTAR FINANCIAL CORP.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


         DELAWARE                     0-10640                    41-1620373
--------------------------     ------------------------     --------------------
 (State of Incorporation)      (Commission file number)       (I.R.S. Employer
                                                             Identification No.)

          20 WASHINGTON AVENUE SOUTH
            MINNEAPOLIS, MINNESOTA                                  55401
--------------------------------------------                   --------------
   (Address of principal executive offices)                      (Zip Code)

                               (612) 372-5432
                        -------------------------------
                        (Registrant's telephone number)

================================================================================

ITEM 5.   AGREEMENT TO ACQUIRE PILGRIM CAPITAL CORPORATION.
          ------------------------------------------------

     On July 22, 1999, ReliaStar Financial Corp. and its wholly owned subsidiary, Northstar Holding, Inc., entered into an Agreement and Plan of Merger with Pilgrim Capital Corporation, providing for the merger of Pilgrim with and into Northstar.

     Under the terms of the merger agreement, upon consummation of the merger each outstanding share of common stock of Pilgrim will be converted into the right to receive 0.50 shares of ReliaStar common stock and cash in the amount of $12.50, subject to certain possible adjustments. Cash also will be paid in lieu of the issuance of any fractional shares. The merger agreement contemplates that the merger will be accounted for under the purchase method of accounting and will be tax-free to the shareholders of Pilgrim as to the shares of ReliaStar common stock that they receive. The consummation of the merger is subject to customary conditions, including approval by the shareholders of Pilgrim.

     A copy of the merger agreement is filed as an exhibit to this report. Reference is made to the merger agreement for a full statement of the terms and conditions of the merger.

     An additional discussion of the merger agreement and the merger is provided in ReliaStar's and Pilgrim's joint press release of July 22, which is attached as an exhibit to this report.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------

Exhibit
-------
2. Agreement and Plan of Merger, dated as of July 22, 1999, among ReliaStar Financial Corp., Northstar Holding, Inc., and Pilgrim Capital Corporation.

99.  Joint press release of ReliaStar and Pilgrim dated July 22, 1999.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 RELIASTAR FINANCIAL CORP.


  Date: July 27, 1999            By: /s/ Richard R. Crowl
                                    ----------------------------------------
                                    Richard R. Crowl, Senior Vice President,
                                     General Counsel, and Secretary

                                       2